UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

KALEYRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-3027430
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2 Milano MI, Italy	20131
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Warrants, at an exercise price of $11.50 per share of Common Stock	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-221581

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

Kaleyra, Inc. (f/k/a GigCapital, Inc.) (the “Company” or the “Registrant”) is filing this registration statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”), in connection with the registration pursuant to Section 12(b) of the Securities Act of 1934, of its common stock, par value $0.0001 per share (“Common Stock”), in connection with the transfer of the listing of the Company’s Warrants from the New York Stock Exchange to the NYSE American LLC.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Warrants and the underlying Common Stock is set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-221581), originally filed with the Securities and Exchange Commission on November 15, 2017, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KALEYRA, INC.

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President

Date: November 29, 2019